Exhibit 10.1

AMENDMENT NO. 1 dated as of October 13, 2005 (the "Amendment") with respect to that certain CREDIT AGREEMENT dated as of May 18, 2005 (the "Credit Agreement") by and among TECHNOLOGY INVESTMENT CAPITAL CORP., a corporation organized under the laws of the State of Maryland (the "Borrower"), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5(d) of the Agreement (each a "Lender" and collectively, the "Lenders") and BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH, as Administrative Agent (the "Agent").

WHEREAS, on May 18, 2005, the Borrower, the Agent and Bayerische Hypo-Und Vereinsbank AG, New York Branch ("HVB"), in the capacity of a Lender, entered into the Credit Agreement; and

WHEREAS, the Borrower has requested the amendment of the Credit Agreement as provided hereunder; and

WHEREAS, the Agent and the Lenders are willing to so amend the Credit Agreement, subject to the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Credit Agreement.

ARTICLE II

AMENDMENTS

2.1    Amendments.

(a)    New defined terms are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order as follows:

"Amendment No. 1" shall mean that certain Amendment No. 1 dated as of October 13, 2005 by and among the Borrower, the Agent and the Lenders with respect to the Agreement.

"Amendment No. 1 Effective Date" shall mean the date as of which the Agent shall have confirmed to the Borrower and Lenders in writing that the conditions precedent to the effectiveness of Amendment No. 1 have been satisfied.

(b)     The definition of "Commitment" is hereby amended by deleting the word "obligation" and replacing it with the word "option".

(c)     The "Commitment Amount" specified with respect to HVB on its signature pages with respect to the Credit Agreement is hereby amended to read "$100,000,000".

(d)     The definition of "Maturity Date" is hereby amended and restated in its entirety to read as follows:

"Maturity Date" means, (i) with respect to each Loan advanced to the Borrower prior to the Amendment No. 1 Effective Date, the date one year after the date on which the initial advance of such Loan was made, and (ii) with respect to all Loans advanced to the Borrower from and after the Amendment No. 1 Effective Date, the date specified as the "Maturity Date" on the Notice of Borrowing pursuant to which such Loan is advanced, provided that if, (A) after giving effect to any Borrowing the aggregate outstanding principal amount of all the Loans is $35,000,000 or less, the Maturity Date for such

Borrowing shall be one year after the making of such Borrowing, and (B) after giving effect to any Borrowing the aggregate outstanding principal amount of all the Loans exceeds $35,000,000 the portion of such Loans in excess of $35,000,000 shall mature no later than February 10, 2006, provided, however, that the Maturity Date may never extend beyond the Termination Date."

(e)    The definition of "Requisite Lenders" is hereby amended by deleting therefrom the words "and Letter of Credit Liabilities".

(f)     The definition of "Transaction Assets" is hereby amended by adding the following proviso at the end of the current text:

"provided that, in the event that the principal amount of obligations arising pursuant to all Transaction Assets with respect to a single Obligor and its Affiliates exceeds $15,000,000 (excluding therefrom the amount of any capitalized payment in kind interest), the amount of such Transaction Assets in excess of $15,000,000 shall be excluded for the purposes of determination of the amount of Transaction Assets."

(g)    The text of subsection 9.1(c) is hereby deleted and replaced with the words "[RESERVED]".

(h)     Section 10.3(c) of the Credit Agreement is hereby amended by replacing the words "sixty (60)" as they appear therein with the words "thirty (30)".

(i)     Section 10.3(i) of the Credit Agreement is hereby amended by replacing the number "60" as it appears therein with the number "30".

(j)    Section 10.3(j) of the Credit Agreement is hereby amended by replacing the number "60" as it appears therein with the number "30".

(k)    A new Section 10.3(m) is inserted immediately following Section 10.3(l) reading as follows:

"(m) Each of Saul Rosenthal and Jonathan Cohen cease to be engaged in the day-to-day senior management of the Borrower;"

(l)    The penultimate sentence of Section 11.8 is hereby deleted.

(m)    Clauses (b) and (c) of Section 12.10 are hereby deleted, and clause (d) is relettered as clause (b).

(n)    Exhibit B of the Credit Agreement is hereby amended and restated in its entirety to read as set forth in the form attached as Exhibit B hereto.

ARTICLE III

CONDITIONS PRECEDENT AND SUBSEQUENT TO EFFECTIVENESS OF THIS AMENDMENT

3.1    Conditions Precedent to Effectiveness of this Amendment.

(a)    This Amendment shall become effective as of the date on which the following conditions have been satisfied and the Agent has confirmed in writing the satisfaction thereof to the Borrower and the Lenders:

(i)    the Agent shall have received counterparts of this Amendment executed by each of the parties hereto;

(ii)    the execution and delivery by Royal Bank of Canada, HVB, the Agent and the Borrower of an Assignment and Acceptance Agreement substantially in the form of Exhibit A hereto pursuant to which, inter alia, there shall become effective, concurrent with the effective date of this Amendment, the assignment to Royal Bank of Canada by HVB of a $40,000,000 commitment pursuant to the Credit Agreement; and

(iii)    the Agent shall have received for the account of Royal Bank of Canada a Revolving Note payable to Royal Bank of Canada executed by the Borrower;

(iv)    the Agent shall have received such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request.

3.2    Conditions Subsequent to Effectiveness of this Amendment.

(a)     The Borrower shall cause to be delivered to the Agent, on or prior to the date no later than ten (10) Business Days after the date hereof:

(i)     a certificate of incumbency signed by the Secretary or Assistant Secretary of the Borrower specifying each of the officers of the Borrower authorized to execute and deliver the Loan Documents to which the Borrower is a party and the officers of the Borrower then authorized to deliver Notices of Borrowing, Notices of Continuation and Notices of Conversion; and

(ii)     copies, certified by the Secretary or Assistant Secretary of the Borrower, of all corporate (or comparable) action taken by the Borrower to authorize the execution, delivery and performance of the Loan Documents to which the Borrower is a party, including, without limitation, evidence of the written consent of the Borrower's Board of Directors (which consent shall be dated on or close to the date hereof) to the terms and conditions of this Amendment.

The failure by the Borrower to deliver the documents noted above shall give rise to an immediate Event of Default pursuant to the Credit Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1    Representations and Warranties.

The Borrower represents and warrants to the Agent and each Lender as follows:

(a)    Authorization of Amendment, Etc. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform the Credit Agreement as amended hereby (the "Amended Agreement"). This Amendment has been duly executed and delivered by the duly authorized officers of the Borrower and the Amended Agreement is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

(b)     Compliance of Amendment with Laws, Etc. The execution and delivery of this Amendment and the performance of the Amended Agreement by the Borrower does not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval not previously obtained or violate any Applicable Law (including all Environmental Laws) relating to the Borrower; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower, or any material provision of any indenture, material agreement or other material instrument to which the Borrower is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower (except in favor of the Agent and Lenders).

4.2    Ratification of Representations and Warranties in the Credit Agreement.

All representations and warranties made under the Credit Agreement are hereby made on and as of the Amendment No. 1 Effective Date, provided that if such representation and warranty relates to an earlier date, it shall be true and correct as of such earlier date.

4.3    Ratification of Credit Agreement; Confirmation of Amended Commitments.

All other terms and conditions of the Credit Agreement are otherwise ratified and confirmed. The respective Commitments of the Lenders, from and after the Amendment No. 1 Effective Date, are set forth on Schedule I hereto.

ARTICLE V

MISCELLANEOUS

5.1    Governing Law.     The validity, construction and performance of this Amendment will in all respects be governed by the laws of the State of New York.

5.2    Successors and Assigns.     All the terms and provisions of this Amendment shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.3    Headings and Table of Contents.     The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.4    Counterparts.     This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the date set forth above.

BORROWER:
TECHNOLOGY INVESTMENT CAPITAL CORP., as Borrower

By:	/s/ Saul B. Rosenthal Name: Saul B. Rosenthal Title: President
ADMINISTRATIVE AGENT:
BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Debra L. Laskowski Name: Debra L. Laskowski Title: Managing Director

By:	/s/ Craig M. Pinsly Name: Craig M. Pinsly, CFA Title: Director
LENDER:
BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Debra L. Laskowski Name: Debra L. Laskowski Title: Managing Director

By:	/s/ Craig M. Pinsly Name: Craig M. Pinsly, CFA Title: Director

SCHEDULE I

Lender	Commitment Amount
Bayerische Hypo-Und Vereinsbank AG, New York Branch	$60,000,000
Royal Bank of Canada	$40,000,000